EXHIBIT 32.1

Section 1350 Certification

I, Paul R. Arena, Chairman of the Board and Chief Executive Officer of i2 Telecom International, Inc. (the “Company”), do hereby certify in accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Annual Report on Form 10-KSB of the Company for the year ended December 31, 2003 (the “Periodic Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §§78m or 78o(d)); and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2004

By:	/s/ Paul R. Arena
Paul R. Arena
Chairman of the Board and Chief Executive Officer